                                                                     Exhibit 4.4

INTRAWEST CORPORATION
Earnings Coverage Ratio

                                                                 12 months
                                                                 30-Jun-02
                                                                 (US$000's)
EBIT Calculation

 Net income before income taxes                                     68,029

 Add:
    Interest expense                                                71,075

                                                                  --------
                                                                   139,104
                                                                  ========

Interest Calculation

 Interest incurred (including capitalized interest)                 83,439
 Interest on new debenture issue                                    14,385
 Interest saving on repayment of debt with debenture proceeds       (8,150)
 Interest on additional debt since balance sheet date                4,319
                                                                  --------
                                                                    93,993
                                                                  ========

Ratio                                                                 1.48
                                                                  ========